                                                                     EXHIBIT 4.3

                          INVESTORS' RIGHTS AGREEMENT


     This Investors' Rights Agreement (the "Agreement") is entered into as of the 11th day of June, 1993, by and among International Network Services, a California corporation (the "Company"), Donald K. McKinney and Rebecca McDaniel McKinney, Trustees of the McKinney Family Trust, UAD June 2, 1986 (collectively, "McKinney"), as purchaser of the Company's Series A Preferred Stock ("Series A Stock"), and the purchasers of the Company's series B Preferred Stock ("Series B Stock") set forth on Exhibit A of that certain Series B preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). The purchasers of the Series B Stock shall be referred to hereinafter as the "Purchasers" and each individually as a "Purchaser." The Series A Stock and the Series B Stock, taken together, shall be referred to as the "Preferred Stock."

                                   RECITALS
                                   --------

     WHEREAS; As a condition to purchasing shares of Preferred Stock, the Purchasers and McKinney have requested that the Company extend to them registration rights, information rights and a right of first refusal as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

                                  I.  GENERAL
                                      -------

     1.1  Definitions.  As used in this Agreement the following terms shall have
          -----------
the following respective meanings:

     "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section
2.10 hereof.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means (i) Common Stock acquired from the Company and held by McKinney, (ii) Common Stock of the Company issued or issuable upon conversion of the Shares; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Article II of this Agreement are not assigned.

     "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either
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(1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

     "Shares" shall mean all outstanding shares of the Company's Preferred Stock, measured as of the completion of the transactions contemplated by this Agreement.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "SEC" or "Commission" means the Securities and Exchange Commission.

                  II.  REGISTRATION, RESTRICTIONS ON TRANSFER
                       --------------------------------------

     2.1  Restrictions on Transfer.
          ------------------------

          (a) Each Holder agrees not to make any disposition of all or any portion of the Shares (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1, provided and to the extent such Sections are then applicable and:

           (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require Opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, or (B) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder.

          (b) Each certificate representing Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

   2.2    Demand Registration.
          -------------------

          2.2.1 Subject to the conditions of this Section 2.2, if the Company shall receive at any time after June __, 1995 a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public, in excess of $7,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 2.2.2, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

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          2.2.2  If the Initiating Holders intend to distribute the Registrable
Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2.1. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company in writing that marketing factors require, a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          2.2.3 The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 2.2.

          2.2.4 The Company shall not be required to effect a registration pursuant to this Section 2.2 during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the initial public offering of the Company's common stock (the "Initial Offering"), provided that the Company is making reasonable and good faith efforts to cause such registration statement to become effective. In addition, the Company shall not be required to effect a registration pursuant to this Section 2.2 if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2.1, the Company gives notice to the Holders of the Company's intention to file a registration statement for its Initial Offering within ninety (90) days.

          2.2.5 Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than twice in any one-year period.

   2.3    Piggyback Registrations.  The Company shall notify all Holders of
          -----------------------
Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          2.3.1  Underwriting. If the registration statement under which the
                 ------------
Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of a majority of the Holders of the Registrable Securities proposed to be sold in the offering.

     2.4  Form S-3 Registration.  In case the Company shall receive from any
          ---------------------
Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          2.4.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          2.4.2 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering by the Holders, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4, (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          2.4.3 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

     2.5  Expenses of Registration.  Except as provided in Section 2.4.3, all
          ------------------------
Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4 (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to Section 2.5(a), then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

     2.6  Obligations of the Company.  Whenever required to effect the
          --------------------------
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          2.6.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

          2.6.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          2.6.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          2.6.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          2.6.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          2.6.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          2.6.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.7  Termination of Registration Rights.  All registration rights granted
          ----------------------------------
under this Article II shall terminate and be of no further force and effect seven (7) years after the date following the Company's Initial Offering.

     2.8  Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

     2.9  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under Sections 2.2, 2.3 or 2.4:

          2.9.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the Statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          2.9.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the gross proceeds from the offering received by such Holder.

          2.9.3  Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          2.9.4 If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          2.9.5 The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          2.9.6  The obligations of the Company and Holders under this Section
2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     2.10 Assignment of Registration Rights. The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 2.2, 2.3 or 2.4 hereof unless it acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, general partner or limited partner of a Holder.

     2.11 Amendment of Registration Rights.  Any provision of this Article II
          --------------------------------
may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 2. 11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 Limitation on Subsequent Registration Rights.  After the date of this
          --------------------------------------------
Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would permit such holder to require that the Company register any securities held by such holder, or that would permit such holder to include shares in any registration under Section 2.2, 2.3 or 2.4 of this Agreement unless the inclusion of such holder's shares would in no way reduce the number of shares includable in any such registration by any Holder.

     2.13 "Market Stand-Off" Agreement.  If requested by the Company and an
          ----------------------------
underwriter of Common Stock (or other securities) of the Company, each Purchaser or his permitted assignee holding more than one percent (1%) of the Company's voting securities shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a mention statement of the Company filed under the Securities Act, provided that:

          (i) such agreement shall apply only to the Company's Initial Offering; and

          (ii) all officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                        III.  COVENANTS OF THE COMPANY
                              ------------------------

     3.1  Basic Financial Information and Reporting.
          -----------------------------------------

          3.1.1 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          3.1.2 As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish each Purchaser a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          3.1.3 The Company will furnish each Purchaser, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          3.1.4 So long as a Purchaser (with its affiliates) shall own not less than five hundred thousand (500,000) shares of Registrable Securities (a "Major Purchaser"), the Company will furnish each such Major Purchaser (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year, and
(ii) within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, but such statement shall set forth applicable budget figures and variances from budget.

     3.2  Inspection Rights.  Each Major Purchaser shall have the right to visit
          -----------------
and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3  Confidentiality of Records.  Each Purchaser agrees to use, and to use
          --------------------------
its best efforts to insure that its authorized representatives use, the same degree of care as such Purchaser uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Purchaser may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Purchaser for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

     3.4  Reservation of Common Stock.  The Company will at all times reserve
          ---------------------------
and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.5  Stock Vesting.  Unless otherwise approved by the Board of Directors,
          -------------
all stock and stock equivalents issued after the date of this Agreement to employees, directors and consultants will be subject to four-year vesting with no vesting until the end of the first year and monthly vesting thereafter. The repurchase option, to which all unvested shares of stock shall be subject, shall provide that upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) retains the option to repurchase at cost any unvested shares held by such shareholder.

     3.6  Key Man Insurance.  Subject to the approval of the Board of Directors,
          -----------------
the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million ($1,000,000) dollars on the life of Don McKinney naming the Company as beneficiary.

     3.7  Proprietary Information and Inventions Agreement.  The Company shall
          ------------------------------------------------
require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached to the Purchase Agreement as Exhibit H.

     3.8  Real Property Holding Corporation.  The Company covenants that it will
          ---------------------------------
operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. (S) 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Purchaser or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. (S) 1.897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code
Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

     3.9  Audit Committee.  The Company covenants that it shall take all
          ---------------
appropriate action to create and maintain an Audit Committee consisting of two members of the Board of Directors. Immediately following the Closing, the members of the Audit Committee shall be Lawrence Finch and one outside director approved by the Company and a majority of the holders of the Company's Series B Stock.

     3.10 Compensation Committee.  The Company covenants that it shall take all
          ----------------------
appropriate action to create and maintain a Compensation Committee consisting of two members of the Board of Directors. Immediately following the Closing, the members of the Compensation Committee shall be Lawrence Finch and McKinney. The Company shall not (i) pay any employee annual compensation (including salary, stock, loans and/or other perquisites) which exceeds $75,000, or (ii) enter into any transaction with a relative or "affiliate" (as such term is defined under the Securities Act) of any member of the Company's management, without the unanimous consent of the Compensation Committee.

     3.11 Termination of Covenants.  All covenants of the Company contained in
          ------------------------
Article III of this Agreement shall expire and terminate as to each Purchaser after the time of effectiveness of the Company's first firm commitment underwritten public offering registered under the Securities Act.

                         IV.  RIGHTS OF FIRST REFUSAL.
                              -----------------------

     4.1  Subsequent Offerings.  Each Major Purchaser shall have a right of
          --------------------
first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Purchaser's pro rata share is equal to the ratio of the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of Preferred Stock) which such Major Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock). The term "Equity Securities" shall mean (i) any stock or similar security of the Company,
(ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such a convertible security),
(iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security or (iv) any such warrant or right.

     4.2  Exercise of Rights.  If the Company proposes to issue any Equity
          ------------------
Securities, it shall give each Major Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Purchaser shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Purchaser who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3  Issuance of Equity Securities to Other Persons.  If not all of the
          ----------------------------------------------
Major Purchasers elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Purchasers who do so elect and shall offer such Major Purchasers the right to acquire such unsubscribed shares ("Subscription Notice"). The Major Purchasers shall have five (5) days after receipt of the Subscription Notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Purchasers fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Major Purchasers' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Major Purchasers pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Purchasers in the manner provided above.

     4.4  Termination of Rights of First Refusal.  The rights of first refusal
          --------------------------------------
established by this Article IV shall terminate upon the closing of an underwritten public offering of Common Stock of the Company made pursuant to an effective registration statement under the Securities Act.

     4.5  Transfer of Rights of First Refusal.  The rights of first refusal of
          -----------------------------------
each Major Purchaser under this Article IV may be transferred to any constituent partner or affiliate of such Major Purchaser, to any successor in interest to all or substantially all the assets of such Major Purchaser, or to a transferee who acquires one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations), provided, the Company must receive, within twenty (20) days after such transfer, written notice of the name and address of such transferee or assignee and the securities with respect to which the rights of first refusal are being transferred.

     4.6  Excluded Securities.  The rights of first refusal established by this
          -------------------
Article IV shall have no application to any of the following Equity Securities:

          4.6.1 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

          4.6.2 stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Article IV applied with respect to the initial sale or grant by the Company of such rights or agreements;

          4.6.3 any Equity Securities issued pursuant to a merger, consolidation, acquisition or similar business combination;

          4.6.4 any Equity Securities that are issued by the Company as part of an underwritten public offering referred to in Section 4.4 hereof;

          4.6.5 shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          4.6.6 shares of Common Stock issued upon conversion of the Preferred Stock;

          4.6.7 any Equity Securities issued pursuant to any equipment leasing arrangement, or bank financing; and

          4.6.8 securities issued in a transaction with a corporation or other third party that also involves significant other strategic business elements such as, but not limited to, a joint marketing agreement, a computer software development agreement or a license agreement.

                              V.  MISCELLANEOUS.
                                  -------------

     5.1  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     5.2  Survival.  The representations, warranties, covenants, and agreements
          --------
made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4  Separability.  In case any provision of the Agreement shall be
          ------------
invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.5  Amendment and Waiver.
          --------------------

          5.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and a majority of the Holders of Registrable Securities.

          5.5.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of a majority of the Holders of Registrable Securities. Except as otherwise expressly provided, the obligations of the Holders and rights of the Holders and its rights in the Company and McKinney may be waived only with the Company and McKinney's written consent, respectively.

     5.6  Delays or Omissions . It is agreed that no delay or omission to
          --------------------
exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party hereunder, shall be cumulative and not alternative.

     5.7  Notices.  All notices required or permitted hereunder shall be in
          -------
writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.8  Attorneys' Fees.  In the event that any dispute among the parties to
          ---------------
this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.9  Titles and Subtitles.  The titles of the sections and subsections of
          --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.10 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

INTERNATIONAL NETWORK SERVICES
4701 Patrick Henry Drive, Suite 1701
Santa Clara, CA 95054



By:   /s/ Donald K. McKinney
   -----------------------------
      President



DONALD K. MCKINNEY AND REBECCA
MCDANIEL MCKINNEY, TRUSTEES OF THE
MCKINNEY FAMILY TRUST,
UAD JUNE 2, 1986
c/o International Network Services
4701 Patrick Henry Drive, Suite 1701
Santa Clara, CA 95054



/s/ Donald K. McKinney
- -----------------------
Donald K. McKinney



/s/ Rebecca McDaniel McKinney
- ------------------------------
Rebecca McDaniel McKinney



                          INVESTORS' RIGHTS AGREEMENT

                              PURCHASERS:

                                    SIGMA PARTNERS II, L.P.
                                    2894 Sand Hill Road, Ste. 121
                                    Menlo Park, CA 94025

                                    By: Sigma Management II, L.P.
                                    Its General Partner



                                    By: /s/ Lawrence G. Finch
                                        ---------------------------------------
                                            General Partner

                                    SIGMA ASSOCIATES II, L.P.
                                    2884 Sand Hill Road, Ste. 121
                                    Menlo Park, CA 94025

                                    By: Sigma Management II, L.P.
                                    Its General Partner



                                    By: /s/ Lawrence G. Finch
                                        ----------------------------------------
                                            General Partner


                                    SEQUOIA CAPITAL V
                                    3000 Sand Hill Road, Building 4, Ste. 280
                                    Menlo Park, CA 94025

                                    BY: Sequoia Partners (F.R.)
                                    Its General Partner



                                    By: /s/ Douglas Leone
                                        ----------------------------------------
                                            General Partner



                          INVESTORS' RIGHTS AGREEMENT

                                  SEQUOIA I TECHNOLOGY PARTNERS V
                                  3000 Sand Hill Road, Building 4, Ste. 280
                                  Menlo Park, CA 94025

                                  By: Sequoia Partners (FR)
                                  Its General Partner



                                  By: /s/ Douglas Leone
                                      ----------------------------------------
                                           General Partner

                                  SEQUOIA XXIII
                                  3000 Sand Hill Road, Building 4, Ste. 280
                                  Menlo Park, CA 94025

                                  By: Sequoia Partners (FR)
                                  Its General Partner



                                  By: /s/ Douglas Leone
                                      ----------------------------------------
                                           General Partner

                                  THE BOARD OF TRUSTEES OF THE
                                  LELAND STANFORD JUNIOR UNIVERSITY
                                  c/o Stanford University Investment Management 2770 Sand Hill Road
                                  Menlo Park, CA 94025



                                  By: /s/ Carol Gilmer
                                      ----------------------------------------



                          INVESTORS' RIGHTS AGREEMENT

                                    VERNON R. ANDERSON AND LYSBETH W.
                                    ANDERSON, TRUSTEES OF THE
                                    VERNON R. & LYSBETH W. ANDERSON
                                    FAMILY TRUST, UAD 7/13/83
                                    25225 La Loma Drive
                                    Los Altos Hills, CA 94022



                                    /s/ Vernon R. Anderson
                                    --------------------------------------------
                                    Vernon R. Anderson



                                    /s/ Lysbeth W. Anderson
                                    --------------------------------------------
                                    Lysbeth W. Anderson


                                    /s/ Brenton Warren Anderson
                                    --------------------------------------------
                                    Brenton Warren Anderson
                                    25225 La Loma Drive
                                    Los Altos Hills, CA 94022


                                    /s/ Tracy S. Bloom
                                    --------------------------------------------
                                    Tracy S. Bloom
                                    5168 Shady Avenue
                                    San Jose, CA 95129



                          INVESTORS' RIGHTS AGREEMENT

                FIRST AMENDMENT TO INVESTORS' RIGHTS AGREEMENT
                ----------------------------------------------



     This First Amendment to Investors' Rights Agreement (the "First Amendment") is entered into as of the 1st day of July 1994 by and among International Network Services, a California corporation (the "Company"), Donald K. McKinney and Rebecca McDaniel McKinney, Trustees of the McKinney Family Trust, UAD June 2, 1986 (collectively, "McKinney"), as purchaser of the Company's Series A Preferred Stock ("Series A Stock"), the purchasers of the Company's Series B Preferred Stock ("Series B Stock") set forth on Exhibit A of that certain Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement"), the purchasers of the Company's Series C Preferred Stock ("Series C Stock") set forth on Exhibit A of that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Purchase Agreement"), Cisco Systems as a purchaser of a warrant to purchase 1,315,789 shares of Series C Preferred Stock (the "Cisco Warrant") pursuant to the Series C Purchase Agreement, the purchasers of the warrants to purchase Common Stock (the "Common Warrants") pursuant to that certain Note and Warrant Purchase Agreement dated as of March 15, 1994, (the "Note and Warrant Purchase Agreement") and Imperial Bank as a purchaser of a warrant to purchase 63,211 shares of Series C Preferred Stock (the "Bank Warrant"). The purchasers of the Series B Stock, the Series C Stock, the Cisco Warrant, the Common Warrants and the Bank Warrant shall be referred to hereinafter as the "Purchasers" and each individually as a "Purchaser." The Series A Stock, the Series B Stock and Series C Stock, taken together, shall be referred to as the "Preferred Stock.


                                   RECITALS
                                   --------

     A. The Company, McKinney and the Series B Purchasers previously entered into the Investors' Rights Agreement to provide McKinney and the Series B Purchasers with certain registration rights, information rights and a right of first refusal.

     B. The Company is entering into a Series C Purchase Agreement as of the date hereof pursuant to which the Company is issuing Series C Stock and is obligated to provide the Purchasers with rights under the Investors' Rights Agreement.

     C. The Company is issuing the Cisco Warrant to Cisco Systems ("Cisco") and is obligated to provide Cisco with rights under the Investors' Rights Agreement.

     D. The Company is issuing the Common Warrants to purchase shares of the Company's Common Stock and is obligated to provide purchasers of these Common Warrants with rights under the Investors' Rights Agreement.

     E. The Company is issuing the Bank Warrant to Imperial Bank and is obligated to provide Imperial Bank with rights under the Investors' Rights Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this First Amendment, the Series C Purchase Agreement, the Note and Warrant Purchase Agreement, and the Imperial Bank Warrant, the parties mutually agree as follows:

     1. The definition of "Purchaser" shall be deleted from the first paragraph of the Investors' Rights Agreement and shall be added to Section 1.1 of the Investors' Rights Agreement and shall read in full as follows:

          ""Purchaser" shall mean the purchasers of the Series B Stock, the Series C Preferred Stock (the "Series C Stock"), the warrant to purchase 1,315,789 shares of Series C Preferred Stock dated July 1, 1994 issued to Cisco Systems (the "Cisco Warrant"), the warrants to purchase Common Stock issued under the Note and Warrant Purchase Agreement dated as of March 15, 1994 (the "Common Warrants") and the warrant to purchase 63,211 shares of Series C Preferred dated July 1, 1994 issued to Imperial Bank (the "Bank Warrant")."

     2. The definition of "Shares" contained in Subsection 1.1 of the Investors' Rights Agreement is hereby amended to read in full as follows:

          ""Shares" shall mean (i) all outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) the shares of Series C Preferred Stock issuable upon the exercise of the Cisco Warrant and the Bank Warrant, and (iii) the shares of Common Stock issuable upon the exercise of the Common Warrants."

     3.   Section 2.2.1 Demand Registration. of the Investors' Rights Agreement
                        -------------------
is hereby amended to read in full as follows:

          "Subject to the conditions of this Section 2.2, if the Company shall receive at any time after June 30, 1997 a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public, in excess of $7,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 2.2.2, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered; provided however that the Initiating Holders may deliver such written request prior to June 30, 1997 so long as at least six months have expired from the closing of the Initial Offering (as defined below) and the other conditions of Section 2.2 have been met."

     4.   A new Section 3.12 shall be added which shall read in full as follows:

          "3.12   Visitation Rights.  Except as set forth below, so long as
                  -----------------
          Cisco Systems holds both at least one million two hundred sixty-five thousand (1,265,000) shares of Series C Preferred Stock and at least five percent of the outstanding Common Stock on a fully-diluted basis (including conversion of all Preferred Stock, exercise of options, but no exercise of warrants), the Company shall invite a representative of Cisco Systems to attend all meetings of the Company's Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that are provided generally to the Company's directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary (a) because of a conflict of interest, (b) to preserve the attorney-client privilege, or (c) to protect confidential proprietary information. Such representative may participate in discussion of matters brought to the attention of the Board of Directors. Cisco Systems shall have no rights under this Section 3.12 while the representative of Cisco Systems is serving as a member of the Board of Directors of the Company. The rights set forth in the
          Section 3.12 may not be transferred."

     5.   Section 4.1 Subsequent Offerings. of the Investors' Rights Agreement
                      --------------------
is hereby amended to read in full as follows:

          "Each Major Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this First Amendment, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Purchaser's pro rata share is equal to the ratio of the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of Preferred Stock, but excluding any shares issuable pursuant to an unexercised warrant) which such Major Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock, but excluding any shares issuable pursuant to an unexercised warrant). The term "Equity Securities" shall mean (i) any stock or similar security of the Company, (ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security of (iv) any such warrant or right."


     6. A new Section 4.6.9 shall be added which shall read in full as follows:

          "4.6.9. and the Series C Preferred Stock, (including the Common Stock issuable upon conversion thereof) and the warrant to purchase Series C Preferred Stock issued to Cisco Systems (including the Series C Preferred Stock issuable upon exercise thereof and Common Stock issued upon conversion thereof), all issued either pursuant to the Series C Preferred Stock Purchase Agreement dated July 1, 1994 or to a subsequent purchase agreement entered into prior to August 2, 1994."

     7. All other provisions of the Investors' Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date first set forth above.


COMPANY:

INTERNATIONAL NETWORK SERVICES


650 Castro Street, Suite 260
Mountain View, CA 94041


By:   /s/ Donald K. McKinney
     -------------------------
          President


MCKINNEY:

DONALD K. MCKINNEY AND REBECCA
MCDANIEL MCKINNEY, TRUSTEES OF THE
MCKINNEY FAMILY TRUST, UAD JUNE 2,
1986
c/o International Network Services
650 Castro Street, Suite 260
Mountain View, CA 94041


By:   /s/ Donald K. McKinney
     ------------------------
          Donald K. McKinney


  /s/ Rebecca McDaniel McKinney
 ----------------------------------
          Rebecca McDaniel McKinney

                                   PURCHASERS:


                                   SIGMA PARTNERS II, L.P.
                                   2884 Sand Hill Road, Ste. 121
                                   Menlo Park, CA 94025


                                   By:  Sigma Management II, L.P.
                                        Its General Partner


                                   By:  /s/ Lawrence G. Finch
                                       ----------------------------------
                                            Its General Partner


                                   SIGMA ASSOCIATES II, L.P.
                                   2884 Sand Hill Road, Ste. 121
                                   Menlo Park, CA 94025


                                   By:  Sigma Management II, L.P.
                                        Its General Partner


                                   By:  /s/ Lawrence G. Finch
                                       ----------------------------------
                                            General Partner


                                   SEQUOIA CAPITAL V
                                   3000 Sand Hill Road, Bldg 4, Ste. 280
                                   Menlo Park, CA 94025


                                   By:  Sequoia Partners (FR)
                                        Its General Partner


                                   By:  /s/ Douglas Leone
                                       ---------------------------------
                                            General Partner

                                   SEQUOIA TECHNOLOGY PARTNERS V
                                   3000 Sand Hill Road, Bldg 4, Ste. 280
                                   Menlo Park, CA 94025


                                   By:  Sequoia Partners (FR)
                                        Its General Partner


                                   By:  /s/ Douglas Leone
                                       ---------------------------------
                                            General Partner


                                   SEQUOIA XXIII
                                   3000 Sand Hill Road, Bldg 4, Ste. 280
                                   Menlo Park, CA 94025


                                   By:  Sequoia Partners (FR)
                                        Its General Partner


                                   By:  /s/ Donald T. Valentine
                                       ---------------------------------
                                            General Partner

                                   SEQUOIA XXIV
                                   3000 Sand Hill Road, Bldg 4, Ste. 280
                                   Menlo Park, CA 94025


                                   By:  /s/ Donald T. Valentine
                                       ---------------------------------
                                        Its General Partner


                                   By:  /s/ Donald T. Valentine
                                       ---------------------------------
                                            General Partner

                                   THE BOARD OF TRUSTEES OF THE LELAND
                                   STANFORD JUNIOR UNIVERSITY
                                   c/o Stanford University Investment Management 2770 Sand Hill Road
                                   Menlo Park, CA 94025



                                   By:  /s/ Carol Gilmer
                                       ---------------------------------------


                                   VERNON R. ANDERSON AND LYSBETH W.
                                   ANDERSON, TRUSTEES OF THE VERNON R. &
                                   LYSBETH W. ANDERSON FAMILY TRUST, UAD
                                   7/13/83
                                   25225 La Loma Drive
                                   Los Altos Hills, CA 94022


                                    /s/ Vernon R. Anderson
                                   -------------------------------------------
                                   Vernon R. Anderson


                                    /s/ Lysbeth W. Anderson
                                   -------------------------------------------
                                   Lysbeth W. Anderson


                                   BRENTON WARREN ANDERSON
                                   25225 La Loma Drive
                                   Los Altos Hills, CA 94022


                                    /s/ Brenton Warren Anderson
                                   -------------------------------------------
                                   Brenton Warren Anderson

                                   TRACY S. BLOOM
                                   5290 Lanagan Street
                                   Colorado Springs, CO  80919



                                   ___________________________________________
                                   Tracy S. Bloom

                                   CISCO SYSTEMS
                                   170 West Tasman Drive
                                   San Jose, CA  95134


                                   By:  /s/ Sally Taylor
                                       ---------------------------------------
                                            Title: Controller


                                   IMPERIAL BANK
                                   226 Airport Parkway, Suite 100
                                   San Jose, CA  95110


                                   By:  /s/
                                       ---------------------------------------
                                           Title: Vice President

                SECOND AMENDMENT TO INVESTORS' RIGHTS AGREEMENT
                -----------------------------------------------


     This Second Amendment to Investors' Rights Agreement (the "Second Amendment") is entered into as of the 29th day of July 1994 by and among International Network Services, a California corporation (the "Company"), Donald
K. McKinney and Rebecca McDaniel McKinney, Trustees of the McKinney Family Trust, UAD June 2, 1986 (collectively, "McKinney"), as purchaser of the Company's Series A Preferred Stock ("Series A Stock"), the purchasers of the Company's Series B Preferred Stock ("Series B Stock") set forth on Exhibit A of that certain Series B Preferred Stock Purchase Agreement dated June 11, 1993 (the "Series B Purchase Agreement"), the purchasers (the "Initial Series C Purchasers") of the Company's Series C Preferred Stock ("Series C Stock") set forth on Exhibit A of that certain Series C Preferred Stock Purchase Agreement dated July 1, 1994 (the "Series C Purchase Agreement"), Cisco Systems, Inc., as a purchaser of a warrant to purchase 1,315,789 shares of Series C Preferred Stock (the "Cisco Warrant") pursuant to the Series C Purchase Agreement, the purchasers of the warrants to purchase Common Stock (the "Common Warrants") pursuant to that certain Note and Warrant Purchase Agreement dated as of March 15, 1994, (the "Note and Warrant Purchase Agreement"), Imperial Bank as a purchaser of a warrant to purchase 63,291 shares of Series C Preferred Stock (the "Bank Warrant") and the additional purchasers (the "Additional Series C Purchasers") of the Company's Series C Stock set forth on Exhibit A to that certain First Amendment to the Series C Purchase Agreement of even date herewith. The Series A Stock, the Series B Stock and Series C Stock, taken together, shall be referred to as the "Preferred Stock."

                                    RECITALS
                                    --------

     A. The Company, McKinney, the purchasers of the Series B Stock, the Initial Series C Purchasers, Cisco Systems, Inc., the purchasers of the Common Warrants and Imperial Bank previously entered into the Investors' Rights Agreement, as amended, to provide McKinney, the purchasers of the Series B Stock, the Initial Series C Purchasers, Cisco Systems, Inc., the purchasers of the Common Warrants and Imperial Bank with certain registration rights, information rights and a right of first refusal.

     B. The Company is entering into the First Amendment to the Series C Purchase Agreement as of the date hereof pursuant to which the Company is issuing additional shares of Series C Stock to the Additional Series C Purchasers and is obligated to provide the Additional Series C Purchasers with rights under the Investors' Rights Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Second Amendment and the Amendment to the Series C Purchase Agreement, the parties mutually agree as follows:

     1. The definition of "Purchaser" set forth in Section 1.1 of the Investors' Rights Agreement is hereby amended to read in full as follows:

          ""Purchaser" shall mean the purchasers of the Series B Stock, the Series C Preferred Stock (the "Series C Stock") issued pursuant to the Series C Preferred Stock Purchase Agreement dated July 1, 1994 and the First Amendment to the Series C Preferred Stock Purchase Agreement dated July 29, 1994, the warrant to purchase 1,315,789 shares of Series C Preferred Stock dated July 1, 1994 issued to Cisco Systems (the "Cisco Warrant"), the warrants to purchase Common Stock issued under the Note and Warrant Purchase Agreement dated as of March 15, 1994 (the "Common Warrants") and the warrant to purchase 63,291 shares of Series C Preferred dated July 1, 1994 issued to Imperial Bank (the "Bank Warrant")."

     2. All other provisions of the Investors' Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first set forth above.


COMPANY:

INTERNATIONAL NETWORK SERVICES


650 Castro Street, Suite 260
Mountain View, CA 94041


By:   /s/ Donald K. McKinney
     -------------------------------
         President


MCKINNEY:

DONALD K. MCKINNEY AND REBECCA
MCDANIEL MCKINNEY, TRUSTEES OF THE
MCKINNEY FAMILY TRUST, UAD JUNE 2,
1986
c/o International Network Services
650 Castro Street, Suite 260
Mountain View, CA 94041


By:   /s/ Donald K. McKinney
     -------------------------------
         Donald K. McKinney


  /s/ Rebecca McDaniel McKinney
 ----------------------------------
        Rebecca McDaniel McKinney

                              PURCHASERS:


                              SIGMA PARTNERS II, L.P.
                              2884 Sand Hill Road, Ste. 121
                              Menlo Park, CA 94025


                              By:   Sigma Management II, L.P.
                                    Its General Partner


                              By:    /s/ Lawrence G. Finch
                                    ----------------------------------------
                                    Its General Partner


                              SIGMA ASSOCIATES II, L.P.
                              2884 Sand Hill Road, Ste. 121
                              Menlo Park, CA 94025


                              By:   Sigma Management II, L.P.
                                    Its General Partner


                              By:   /s/ Lawrence G. Finch
                                   -----------------------------------
                                       General Partner


                              SEQUOIA CAPITAL V
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:   Sequoia Partners (FR)
                                    Its General Partner


                              By:    /s/ Doug Leone
                                    ----------------------------------------
                                    General Partner

                              SEQUOIA TECHNOLOGY PARTNERS V
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:   Sequoia Partners (FR)
                                    Its General Partner


                              By:    /s/ Doug Leone
                                    ----------------------------------------
                                    General Partner


                              SEQUOIA XXIII
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:   Sequoia Partners (FR)
                                    Its General Partner


                              By:    /s/ Doug Leone
                                    ----------------------------------------
                                    General Partner


                              SEQUOIA XXIV
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:    /s/ Doug Leone
                                    -----------------------------------
                                    Its General Partner


                              By:    /s/ Doug Leone
                                    ----------------------------------------
                                    General Partner

                              THE BOARD OF TRUSTEES OF THE LELAND
                              STANFORD JUNIOR UNIVERSITY
                              c/o Stanford University Investment Management 2770 Sand Hill Road
                              Menlo Park, CA 94025


                              By:   /s/ Carol Gilmer
                                   -----------------------------------------


                              VERNON R. ANDERSON AND LYSBETH W. ANDERSON,
                              TRUSTEES OF THE VERNON R. & LYSBETH W.
                              ANDERSON FAMILY TRUST, UAD 7/13/83
                              25225 La Loma Drive
                              Los Altos Hills, CA 94022


                               /s/ Vernon R. Anderson
                              ----------------------------------------------
                              Vernon R. Anderson


                               /s/ Lysbeth W. Anderson
                              ----------------------------------------------
                              Lysbeth W. Anderson


                              BRENTON WARREN ANDERSON
                              25225 La Loma Drive
                              Los Altos Hills, CA 94022


                               /s/ Brenton Warren Anderson
                              ----------------------------------------------
                              Brenton Warren Anderson


                              TRACY S. BLOOM
                              5290 Lanagan Street
                              Colorado Springs, CO 80919


                               /s/ Tracy S. Bloom
                              ----------------------------------------------
                              Tracy S. Bloom

                              CISCO SYSTEMS
                              170 West Tasman Drive
                              San Jose, CA 95134


                              By:   ________________________________________
                                    Title


                              IMPERIAL BANK
                              226 Airport Parkway, Suite 100
                              San Jose, CA 95110


                              By:    /s/
                                    ----------------------------------------
                                    Title: Vice President


                              ______________________________________________


                              Canaan Capital Limited Partnership
                              C/O CANAAN PARTNERS
                              2884 Sand Hill Road, Suite 115
                              Menlo Park, CA 94025

                              By:   Canaan Capital Management L.P.,
                                    General Partner

                              By:   Canaan Capital Partners L.P.,
                                    General Partner


                              By:    /s/ Eric Young
                                    ----------------------------------------
                                    General Partner

                              Canaan Capital Offshore Limited Partnership, C.V. C/O CANAAN PARTNERS
                              2884 Sand Hill Road, Suite 115
                              Menlo Park, CA 94025

                              By:   Canaan Capital Management L.P.,
                                    General Partner

                              By:   Canaan Capital Partners L.P.,
                                    General Partner


                              By:    /s/ Eric Young
                                    ---------------------------------------
                                    Title

                              Quai Limited
                              c/o Windlesham Services Limited
                              22A Old Court Place
                              London, England  W84PP


                              By: /s/
                                 -------------------------------------------
                                    Title

                                                                     EXHIBIT 4.3

                THIRD AMENDMENT TO INVESTORS' RIGHTS AGREEMENT
                ----------------------------------------------


     This Third Amendment to Investors' Rights Agreement (the "Third Amendment") is entered into as of the 18th day of July 1996, by and among International Network Services, a California corporation (the "Company"), Donald K. McKinney and Rebecca McDaniel McKinney, Trustees of the McKinney Family Trust, UAD June 2, 1986 (collectively, "McKinney"), as purchaser of the Company's Series A Preferred Stock ("Series A Stock"), the purchasers of the Company's Series B Preferred Stock ("Series B Stock") set forth on Exhibit A of that certain Series B Preferred Stock Purchase Agreement dated June 11, 1993 (the "Series B Purchase Agreement"), the purchasers (the "Initial Series C Purchasers") of the Company's Series C Preferred Stock ("Series C Stock") set forth on Exhibit A of that certain Series C Preferred Stock Purchase Agreement dated July 1, 1994 (the "Series C Purchase Agreement"), Cisco Systems, Inc., as a purchaser of a warrant to purchase 1,315,789 shares of Series C Preferred Stock (the "Cisco Warrant") pursuant to the Series C Purchase Agreement, the purchasers of the warrants to purchase Common Stock (the "Common Warrants") pursuant to that certain Note and Warrant Purchase Agreement dated as of March 15, 1994, (the "Note and Warrant Purchase Agreement"), Imperial Bank as a purchaser of a warrant to purchase 63,291 shares of Series C Preferred Stock (the "Bank Warrant") and the additional purchasers (the "Additional Series C Purchasers") of the Company's Series C Stock set forth on Exhibit A to that certain First Amendment to the Series C Purchase Agreement dated as of July 29, 1994.

                                    RECITALS
                                    --------

     A. The Holders of Registrable Securities (as defined in the Investors' Rights Agreement) possess certain registration rights pursuant to the Investors' Rights Agreement dated as of June 11, 1993, as amended by the First Amendment to Investors' Rights Agreement dated as of July 1, 1994 and the Second Amendment to Investors' Rights Agreement dated as of July 29, 1994 ( the "Investors' Rights Agreement").

     B. Under Section 2.11 of the Investors' Rights Agreement, the Company and the Holders of a majority of the Registrable Securities may amend the Investors' Rights Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Third Amendment, the parties mutually agree as follows:

     1. Section 2.3 of the Investors' Rights Agreement is hereby amended and restated to read in full as follows:

          "Piggyback Registrations.  The Company shall notify all Holders of
           -----------------------
          Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder; provided, however, that the Company shall not be required to notify Holders of Registrable Securities and such Holders shall not be entitled to include Registrable Securities in a registration statement relating to the Company's Initial Offering, the closing of which occurs on or prior to December 31, 1996. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein."

     2. All other provisions of the Investors' Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have entered into this Third Amendment as of the date first set forth above.


                              COMPANY:

                              INTERNATIONAL NETWORK SERVICES


                              650 Castro Street, Suite 260
                              Mountain View, CA 94041


                              By:   /s/ Kevin J. Laughlin
                                   ----------------------
                              Title:


                              McKINNEY:

                              DONALD K. McKINNEY AND REBECCA
                              McDANIEL McKINNEY, TRUSTEES OF THE
                              McKINNEY FAMILY TRUST, UAD JUNE 2,
                              1986
                              c/o International Network Services
                              650 Castro Street, Suite 260
                              Mountain View, CA 94041


                               By:   /s/ Donald K. McKinney
                                    --------------------------------
                                     Donald K. McKinney


                                /s/ Rebecca McDaniel McKinney
                               -------------------------------------
                                    Rebecca McDaniel McKinney

                              SIGMA PARTNERS II, L.P.
                              2884 Sand Hill Road, Ste. 121
                              Menlo Park, CA 94025


                              By:   Sigma Management II, L.P.
                                    Its General Partner


                              By:   /s/ Lawrence G. Finch
                                   ------------------------------
                                    Its General Partner



                              SIGMA ASSOCIATES II, L.P.
                              2884 Sand Hill Road, Ste. 121
                              Menlo Park, CA 94025


                              By:   Sigma Management II, L.P.
                                    Its General Partner


                              By:   /s/ Lawrence G. Finch
                                   ------------------------------
                                    General Partner



                              SEQUOIA CAPITAL V
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:   Sequoia Partners (FR)
                                    Its General Partner


                              By:   /s/ Douglas Leone
                                   ------------------------------
                                    General Partner

                              SEQUOIA TECHNOLOGY PARTNERS V
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:   Sequoia Partners (FR)
                                    Its General Partner


                              By:     /s/ Douglas Leone
                                     ----------------------------
                                      General Partner



                              SEQUOIA XXIII
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:   Sequoia Partners (FR)
                                    Its General Partner


                              By:     /s/ Douglas Leone
                                     ----------------------------
                                      General Partner


                              SEQUOIA XXIV
                              3000 Sand Hill Road, Bldg. 4, Ste. 280
                              Menlo Park, CA 94025


                              By:     /s/ Douglas Leone
                                     ----------------------------
                                      Its General Partner


                              By:
                                     ----------------------------
                                      General Partner

                              THE BOARD OF TRUSTEES OF THE LELAND
                              STANFORD JUNIOR UNIVERSITY
                              c/o Stanford University Investment Management 2770 Sand Hill Road
                              Menlo Park, CA 94025


                              By:
                                   ------------------------------


                              VERNON R. ANDERSON AND LYSBETH W. ANDERSON,
                              TRUSTEES OF THE
                              VERNON R. & LYSBETH W. ANDERSON
                              FAMILY TRUST, UAD 7/13/83
                              25225 La Loma Drive
                              Los Altos Hills, CA 94022


                              /s/ Vernon R. Anderson TTEE
                              -----------------------------------
                              Vernon R. Anderson


                              -----------------------------------
                              Lysbeth W. Anderson



                              BRENTON WARREN ANDERSON
                              25225 La Loma Drive
                              Los Altos Hills, CA 94022


                              /s/ Brenton Warren Anderson
                              -----------------------------------
                              Brenton Warren Anderson


                              TRACY S. BLOOM
                              5290 Lanagan Street
                              Colorado Springs, CO 80919


                              -----------------------------------
                              Tracy S. Bloom

                              CISCO SYSTEMS
                              170 West Tasman Drive
                              San Jose, CA 95134


                              By:     /s/ Donald A. LeBeau
                                     -----------------------------------
                              Title:



                              IMPERIAL BANK
                              226 Airport Parkway, Suite 100
                              San Jose, CA 95110


                              By:
                                    -----------------------------------
                              Title:

                              -----------------------------------------



                              Canaan Capital Limited Partnership
                              C/O CANAAN PARTNERS
                              2884 Sand Hill Road, Suite 115
                              Menlo Park, CA 94025

                              By:  Canaan Capital Management L.P.,
                                   General Partner

                              By:  Canaan Capital Partners L.P.,
                                   General Partner


                              By:  /s/ Eric Young
                                   ------------------------------------
                                   General Partner

                              Canaan Capital Offshore Limited Partnership, C.V. C/O CANAAN PARTNERS
                              2884 Sand Hill Road, Suite 115
                              Menlo Park, CA 94025

                              By:   Canaan Capital Management L.P.,
                                    General Partner

                              By:   Canaan Capital Partners L.P.,
                                    General Partner


                              By:   /s/ Eric Young
                                    -----------------------------------
                              Title:

                              Quai Limited
                              c/o Windlesham Services Limited
                              22A Old Court Place
                              London, England  W84PP


                              By:
                                    -----------------------------------
                              Title: